UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

NovoCure Limited

(Exact name of registrant as specified in its charter)

Jersey	001-37565	98-1057807
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Second Floor, No. 4 The Forum Grenville Street St. Helier, Jersey JE2 4UF (Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +44 (0)15 3475 6700
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors
On June 10, 2020, NovoCure Limited (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”).  The Company’s shareholders elected Jeryl Hilleman, David Hung, Kinyip Gabriel Leung, Martin Madden, and Sherilyn McCoy as directors, effective immediately, with a term expiring at the annual meeting of shareholders in 2021. The election of these directors was not pursuant to any arrangement or understanding between any of them and any third party. As of the date of this report, none of these directors, nor any of their immediate family members, is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K. These directors will be compensated consistent with the compensation programs for non-employee directors.

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the Annual Meeting, proxies and in-person shareholders representing 80,995,930 shares of the Company’s ordinary shares, or approximately 80.7% of the total shares entitled to vote, were present in person or by proxy and voted on the following proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 27, 2020.
1.   Election of Directors . The five nominees for election to the Company’s Board of Directors were elected as directors to hold office until the Company’s 2021 Annual Meeting of Shareholders or until their successors are duly elected and qualified or until their offices are vacated, based upon the following votes:

	For	Against	Abstain	Broker non-votes
Jeryl Hilleman	71,908,403	573,004	42,005	8,472,518
David Hung	71,925,263	561,051	37,098	8,472,518
Kinyip Gabriel Leung	71,180,022	1,306,038	37,352	8,472,518
Martin Madden	72,271,795	209,784	41,833	8,472,518
Sherilyn McCoy	71,574,228	908,033	41,151	8,472,518

2.   Ratification of Independent Registered Public Accounting Firm.   The proposal to approve and ratify the appointment, by the audit committee of the Company’s Board of Directors, of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the auditor and independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020 was approved based upon the following votes:

For	Against	Abstain
80,747,786	182,901	65,243

3.   Approval of a non-binding advisory vote to approve executive compensation. The proposal to approve executive compensation on a non-binding advisory basis was approved based upon the following votes:

For	Against	Abstain	Broker non-votes
56,861,379	8,484,730	7,177,303	8,472,518

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: June 12, 2020

By: /s/ Wilhelmus Groenhuysen
Name: Wilhelmus Groenhuysen
Title: Chief Financial Officer